                                 Exhibit 23.01




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 17, 1999 relating to the consolidated financial statements, which appears in Brooks Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the incorporation by reference of our report dated December 29, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our reports dated December 27, 1999 relating to the financial statements of AutoSimulations, Inc. and AutoSoft Corporation, which appears in Brooks Automation, Inc.'s Report on Form 8-K/A, Amendment No. 1 to the Current Report, dated February 14, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 28, 2000